As filed with the Securities and Exchange Commission on September 11, 1996
                                               Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                 COMARCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     California                                             95-2088894
- ------------------------------                           -------------------
State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                      22800 Savi Ranch Parkway, Suite 214
                         Yorba Linda, California 92687
              ---------------------------------------------------
              (Address, including zip code, of registrant's
                           principal executive offices)

                          DIRECTOR STOCK OPTION PLAN
                        -------------------------------
                            (Full title of the plan)

                                  Don M. Bailey
                     President and Chief Executive Officer
                                 COMARCO, INC.
                      22800 Savi Ranch Parkway, Suite 214
                         Yorba Linda, California 92687
                                 (714) 282-3832
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                            Roger H. Lustberg, Esq.
                               Riordan & McKinzie
                             300 South Grand Avenue
                         Los Angeles, California 90071

                        CALCULATION OF REGISTRATION FEE

                              Proposed        Proposed
 Title of         Amount       Maximum         Maximum           Amount of
securities to      to be    Offering Price    Aggregate        Registration
be registered   registered   Per Share(1)  Offering Price(1)        Fee
- -------------   ----------  -------------  -----------------   ------------
Common Stock,     125,000       $15.813       $1,976,625        $682.00
no par value      shares

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices on September 5, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-45096) are hereby incorporated by reference in their entirety except for those Items which are set forth below, which Items are hereby superseded and restated in their entirety as follows:


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 8.  Exhibits.

5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.
23.1   Consent of Riordan & McKinzie - contained in the opinion filed as
       Exhibit  5.1.
23.2   Consent of KPMG Peat  Marwick  LLP.
24.1   Power of Attorney (included on Page II-3 hereto).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, State of California, on this 9th day of July, 1996.

                                      Comarco, Inc.




                                      By:  /s/ Don M. Bailey
                                           -------------------------------------
                                           Don M. Bailey
                                           President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don M. Bailey his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                       Date
     ----------                         -----                       ----

/s/ Don M. Bailey              President, Chief Executive       July 9, 1996
- ---------------------------    Officer and Director
Don M. Bailey                  (Principal Executive Officer)

/s/ Thomas P. Baird            Vice President and Chief         July 9, 1996
- ---------------------------    Financial Officer (Principal
Thomas P. Baird                Financial and Accounting
                               Officer)

/s/ Gerald D. Griffin          Chairman of the Board and        July 9, 1996
- ---------------------------    Director
Gerald D. Griffin

/s/ Adm. Wesley L. McDonald    Director                         July 9, 1996
- ---------------------------
Adm. Wesley L. McDonald

/s/ Gen. Wilbur L. Creech      Director                         July 9, 1996
- ---------------------------
Gen. Wilbur L. Creech

/s/ Paul G. Yovovich           Director                         July 9, 1996
- ----------------------------
Paul G. Yovovich

                                 EXHIBIT INDEX


Exhibit
  No.      Description of Exhibit
- -------    -----------------------------------------------------------

 5.1       Opinion of Riordan & McKinzie, A Professional Corporation.
23.1       Consent of Riordan & McKinzie (contained in Exhibit 5.1).
23.2       Consent of KPMG Peat Marwick LLP.
24.1       Power of Attorney (included on Page II-3 hereto).






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